UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 6, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On February 6, 2004, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing that it is providing a pre-earnings update.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  February 6, 2004

EXHIBIT 99.1

NEWS RELEASE

                                                          CONTACTS: 408-995-5115
                                        Media Relations: Katherine Potter, x1168
                                         Investor Relations: Rick Barraza, x1125


                    Calpine Provides 4th Quarter 2003 Update

     (SAN JOSE, Calif.) /PRNewswire-FirstCall/ Feb. 6, 2004 -- Calpine Corporation [NYSE: CPN], a leading North American power company, today announced that it is providing a pre-earnings update. These preliminary results are unaudited. Further detail will be provided in the company's year-end 2003 earnings conference call scheduled for February 26, 2004.

     On December 31, 2003, liquidity for the company totaled approximately $2.3 billion. This included cash and cash equivalents on hand of approximately $1.0 billion, the current portion of restricted cash of approximately $0.9 billion and approximately $0.4 billion of borrowing capacity under the company's various credit facilities.

     EBITDA, as adjusted before non-cash and other charges is expected to be approximately $0.4 billion and $1.6 billion for the three and twelve months ended December 31, 2003, respectively.

     For the quarter ended December 31, 2003, the company is anticipating GAAP fully diluted earnings per share of approximately $0.30 per share, or $125 million of net income. During the period, the company's power plants operated at a 49% capacity factor generating over 20 million megawatt hours. Core operating earnings are expected to be a net loss of approximately $0.13 per share, or a $54 million net loss. On-peak spark spreads during the quarter were below expectations primarily due to milder weather during December. These lower spark spreads reduced expected earnings by approximately $19 million, or $0.05 per share.

     The results for the quarter include a gain of approximately $0.38 per share due to a change in accounting principle and certain mark-to-market activity, a gain of approximately $0.10 per share on the sale of assets and a gain of approximately $0.09 per share for the purchases of outstanding debt and preferred securities. Offsetting these gains, the company recorded a loss of approximately $0.14 per share for other charges related primarily to equipment cost and office space write-downs and costs associated with the termination of long-term service contracts.

     Calpine has rescheduled its year-end 2003 earnings conference call to February 26, 2004 due to conflicting schedules relating to its recently announced intent to commence offerings to refinance its CCFC II debt.

     The conference call to discuss the financial and operating results for the three and twelve months ended December 31, 2003 will now take place on Thursday, February 26, 2004, at 8:30 a.m. Pacific Standard Time. To participate via the teleconference (in listen-only mode), dial 1-888-603-6685 at least five minutes before the start of the call. In addition, Calpine will simulcast the conference call live via the Internet. The web cast can be accessed and will be available for 30 days on Calpine's Investor Relations page at www.calpine.com.

     Calpine Corporation, celebrating its 20th year in power in 2004, is a leading North American power company dedicated to providing electric power to wholesale and industrial customers from clean, efficient, natural gas-fired and geothermal power facilities. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world's largest producer of renewable geothermal energy, and owns or controls approximately one trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.


RECONCILIATION OF GAAP NET INCOME TO EBITDA, AS ADJUSTED (1)

                                                                        Three Months Ended   Twelve Months Ended
                                                                         December 31, 2003     December 31, 2003
                                                                         -----------------     -----------------
                                                                            (unaudited)           (unaudited)
(in millions)
GAAP net income........................................................       $     125            $     288
   Income from unconsolidated investments in power projects............              (9)                 (77)
   Distributions from unconsolidated investments in power projects.....              16                  141
                                                                              ---------            ---------
        Subtotal.......................................................             132                  352

   Interest expense....................................................             231                  728
   1/3 of operating lease expense......................................               9                   37
   Distributions on trust preferred securities.........................              --                   47
   Provision for income taxes..........................................              (2)                  17
   Depreciation, depletion and amortization expense....................             170                  608
   Interest expense, provision for income taxes and depreciation,
    depletion and amortization from discontinued operations............               1                    2
                                                                              ---------            ---------
      EBITDA, as adjusted..............................................       $     541            $   1,791
                                                                              =========            =========

      Non-cash and other charges, net..................................            (110)                (203)
                                                                              ---------            ---------
      EBITDA, as adjusted, for non-cash and other charges (2)..........       $     431            $   1,588
                                                                              =========            =========

(1) This non-GAAP measure is presented not as a measure of operating results, but rather as a measure of our ability to service debt. It should not be construed as an alternative to either (i) income from operations or (ii) cash flows from operating activities to be disclosed in the company's Form 10-K for the year ended December 31, 2003. It is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments, plus provision for tax, plus interest expense, plus one-third of operating lease expense, plus depreciation, depletion and amortization, plus distributions on trust preferred securities. The interest, tax and depreciation, depletion and amortization components of discontinued operations are added back in calculating EBITDA, as adjusted.
(2) This non-GAAP measure is presented as a further refinement of EBITDA, as adjusted, to reflect the company's ability to service debt with cash.

THE FINANCIAL INFORMATION PRESENTED ABOVE IS SUBJECT TO ADJUSTMENT UNTIL THE COMPANY FILES ITS FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2003.